Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2016, relating to the consolidated financial statements of ViewRay, Inc. appearing in the Annual Report on Form 10-K of ViewRay, Inc. for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in each of the prospectuses, which are part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, CA

January 30, 2017